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As filed with the Securities and Exchange Commission on July 20, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BEMIS COMPANY, INC.
(Exact name of Registrant as specified in its charter)

Missouri	43-0178130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Neenah Center, 4th Floor, P.O. Box 669
Neenah, Wisconsin 54957-0669
(920) 727-4100

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

James J. Seifert, Esq.
Vice President, General Counsel and Secretary
Bemis Company, Inc.
One Neenah Center, 4th Floor, P.O. Box 669
Neenah, Wisconsin 54957-0669
(920) 727-4100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
James E. Nicholson
Faegre & Benson LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402-3901

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share/Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Senior Debt Securities

Subordinated Debt Securities

Common Stock, par value $.10 per share

Preferred Stock, par value $1.00 per share

Units

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of all of the registration fee. As a result, Rule 457(r) provides that the table does not need to specify the information as to the amount to be registered, the proposed maximum aggregate offering price, or the amount of registration fee for any class of security listed, and that the registration fee shall be subsequently calculated based on the applicable fee payment rates in effect on the date of the payment of the fees.

PROSPECTUS

BEMIS COMPANY, INC.

Bemis Company, Inc.
Debt Securities
Units
Preferred Stock
Depositary Shares
Common Stock

        We may offer to sell any of the following securities from time to time:

•
debt securities;
•
preferred stock, either directly or represented by depositary shares;
•
common stock; and
•
units, comprised of two or more securities, in any combination.

        The debt securities and preferred stock may be convertible into or exercisable or exchangeable for common or preferred stock of Bemis. When we use the term "securities" in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.

        If any securities are to be listed or quoted on a securities exchange or quotation system, your prospectus supplement will say so. Our common stock is listed on the New York Stock Exchange and trades under the symbol "BMS."

        The securities will be offered when they are first issued and sold.

        This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest.

        Investing in the securities involves risks. See the section entitled "Risk Factors" beginning on page 5 of our Annual Report on Form 10-K for the year ended December 31, 2008 incorporated by reference into this prospectus and, if applicable, any risk factors described in any accompanying prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents or directly to purchasers. Your prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

The date of this prospectus is July 20, 2009.

        You should rely only on the information contained in this prospectus or any prospectus supplement, and in other offering material, if any, or information contained in documents which you are referred to by this prospectus or any prospectus supplement, or in other offering material, if any. We have not authorized anyone to provide you with different information. We are offering to sell the securities only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus or any prospectus supplement or other offering material is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the securities.

CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE
SECURITIES LITIGATION REFORM ACT OF 1995

        We have included or incorporated by reference in this prospectus and any prospectus supplement statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only Bemis's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of Bemis's control. It is possible that Bemis's actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

        Information regarding important factors that could cause actual results to differ, perhaps materially, from those in Bemis's forward-looking statements is contained under the caption "Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations—Forward-Looking Statements" in Bemis's Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated into this prospectus by reference. See "Where You Can Find More Information" above for information about how to obtain a copy of this annual report.

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or any selling security holders may offer.

        Each time we or any selling security holders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. In addition, selling security holders may sell securities under our shelf registration statement. We and any underwriter or agent that we may from time to time retain may also provide other information relating to an offering, which we refer to as "other offering material." The prospectus supplement as well as the other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement, any applicable pricing supplement, together with additional information described in the section entitled "Where You Can Find More Information" and any other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material provided.

        To see more detail, you should read our registration statement and the exhibits filed with our registration statement.

        Unless we state otherwise or the context otherwise requires, references to "Bemis," "us," "we" or "our" in this prospectus mean Bemis Company, Inc., and do not include the consolidated subsidiaries of Bemis Company, Inc. When we refer to "you" in this section, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities.

 BEMIS COMPANY, INC.

        We, either directly or indirectly through our subsidiaries, are a principal manufacturer of flexible packaging products and pressure sensitive materials. We sell products to customers in the United States, Canada and Europe and have a growing presence in Asia Pacific, South America and Mexico. In 2008, we derived approximately 83 percent of our sales from flexible packaging and approximately 17 percent of our sales from pressure sensitive materials. The primary market for our products is the food industry. Other markets for our products include companies in the following types of businesses: chemical, agribusiness, medical, pharmaceutical, personal care, electronics, automotive, construction, graphic industries, and other consumer goods.

Flexible Packaging

        Our flexible packaging business segment provides packaging to a variety of end market segments, including meat and cheese, confectionery and snack, frozen foods, lawn and garden, health and hygiene, beverages, medical devices, bakery, industrial, and dry foods. The most significant raw materials used in this business segment are polymer resins, which we use to develop and manufacture single layer and multilayer film products. Selling price changes lag about 90 days behind changes in our raw material costs, which results in negative operating margin pressure during periods of cost increases and operating margin improvement during periods of cost decreases.

Pressure Sensitive Materials

        The pressure sensitive materials business segment offers adhesive products to three markets: prime and variable information labels, which include roll label stock used in a wide variety of label markets; graphic design, used to create signage and decorations; and technical components, which represent pressure sensitive components for industries such as the electronics, automotive, construction and medical industries. Paper and adhesive are the primary raw materials used in our pressure sensitive materials business segment. For the last several years, general economic conditions and competitive pressures have had a greater influence on selling prices and operating performance than raw material costs.

        Our principal executive offices are located at One Neenah Center, 4th Floor, Neenah, Wisconsin 54957, and our telephone number is 920-727-4100.

 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Three Months Ended March 31,		Fiscal Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
Ratio of Earnings to Fixed Charges	9.6	7.6	7.1	6.1	6.3	7.8	18.5

RISK FACTORS

        Investing in our securities involves risk. Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus, as well as any prospectus supplement relating to a specific security. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. These risks could materially affect our business, results of operation or financial condition and affect the value of our securities. You could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operation or financial condition.

USE OF PROCEEDS

        Unless otherwise indicated in any prospectus supplement, we intend to use the net proceeds from the sale of securities for general corporate purposes. General corporate purposes may include repayment of debt, investments in or extensions of credit to our subsidiaries, repurchases of common stock, capital expenditures and the financing of possible acquisitions or business expansions. The net proceeds from the sale of securities may be invested temporarily or applied to repay short-term obligations until they are used for their stated purpose.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

        References to "Bemis," "us," "we" or "our" in this section mean Bemis Company, Inc., and do not include the consolidated subsidiaries of Bemis Company, Inc. In this section, references to "holders" mean those who own debt securities registered in their own names, on the books that we or the applicable trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled "Legal Ownership and Book-Entry Issuance."

  Debt Securities May Be Senior or Subordinated

        We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.

        The senior debt securities and, in the case of senior debt securities in bearer form, any related interest coupons, will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding.

        The subordinated debt securities and, in the case of subordinated debt securities in bearer form, any related interest coupons, will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our "senior indebtedness," as defined in the subordinated debt indenture. None of the indentures limit our ability to incur additional unsecured indebtedness.

        When we refer to "debt securities" in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

  The Senior Debt Indenture and Subordinated Debt Indenture

        The senior debt securities and the subordinated debt securities are each governed by a document called an indenture—the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between Bemis and U.S. Bank National Association, which acts as trustee. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

        Reference to the indenture or the trustee with respect to any debt securities means the indenture under which those debt securities are issued and the trustee under that indenture.

        The trustee has two main roles:

  1.
  The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the indenture or the debt securities. There are some limitations on the extent to which the trustee acts on behalf of holders, described below under "—Events of Default—Remedies If an Event of Default Occurs."

  2.
  The trustee performs administrative duties for us, such as sending interest payments and notices to holders, and transferring a holder's debt securities to a new buyer if a holder sells.

        The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law. A copy of each indenture is an exhibit to our registration statement. See "Where You Can Find More Information" below for information on how to obtain a copy.

 General

        We may issue as many distinct series of debt securities under any of the indentures as we wish. The provisions of the senior debt indenture and the subordinated debt indenture allow us not only to issue debt securities with terms different from those previously issued under the applicable indenture, but also to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series provided that the additional notes are deemed part of the same "issue" as the previously issued notes for U.S. federal income tax purposes. We may issue debt securities in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you. In addition, we may offer debt securities, together in the form of units with other debt securities, preferred stock or common stock, as described below under "Description of Units We May Offer."

        This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities may also describe differences from the material terms summarized here.

        Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all of the provisions of the indenture, including definitions of certain terms used in the indenture. In this summary, we describe the meaning of only some of the more important terms. For your convenience, we also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement. You must look to the indenture for the most complete description of what we describe in summary form in this prospectus.

        This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered. In addition, we may also incorporate additional information concerning the debt securities by reference into the registration statement of which this prospectus forms a part. See the section entitled "Where You Can Find More Information."

        We may issue the debt securities as original issue discount securities, which may be offered and sold at a substantial discount below their stated principal amount. (Section 301) The prospectus supplement relating to the original issue discount securities will describe the material U.S. federal income tax considerations and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to any debt securities will also describe the material U.S. federal income tax considerations applicable to such debt securities.

        The debt securities will be our direct, unsecured obligations. The indentures do not limit the amount of debt securities that we may issue. The indentures permit us to issue debt securities from time to time, and debt securities issued under the indentures will be issued as part of a series that have been established by us under either of the indentures. (Section 301) Unless a prospectus supplement relating to debt securities states otherwise, the indentures and the terms of the debt securities will not contain any covenants designed to afford holders of any debt securities protection in a highly leveraged or other transaction involving us that may adversely affect holders of the debt securities.

        In addition, the specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement (Section 301) and, if applicable, a pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

  •
  the title of the series of the securities;

  •
  any limit upon the aggregate principal amount of the series of the securities;

  •
  the person to whom interest on a security is payable, if other than the holder on the regular record date;

  •
  the date or dates on which the principal or installments of principal (and premium, if any) of the series of securities is or are payable and any rights to extend such date or dates;

  •
  the rate or rates at which the series of the securities shall bear interest, if any, or the formula pursuant to which such rate or rates shall be determined;

  •
  the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable, the regular record dates for the interest payment dates and the circumstances, if any, in which we may defer interest payments;

  •
  the place or places where the principal of (and premium, if any) and interest on the series of securities is payable;

  •
  if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the series of securities may be redeemed, in whole or in part;

  •
  our obligation, if any, to redeem or purchase securities of the series pursuant to any sinking fund or analogous provisions and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

  •
  if other than denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000, the denominations in which the series of securities shall be issuable;

  •
  the currency, currencies or currency units in which payment of the principal of and any premium and interest on any the series of securities shall be payable if other than the currency of the United States of America and the manner of determining the U.S. dollar equivalent of the principal amount thereof;

  •
  if the principal of or any premium or interest on any securities of the series is to be payable in one or more currencies or currency units other than that or those in which the securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

  •
  any other event or events of default applicable with respect to the series of securities;

  •
  if less than the principal amount thereof, the portion of the principal amount of the series of securities which shall be payable upon declaration of acceleration of the maturity thereof;

  •
  whether the series of securities shall be issued in whole or in part in the form of one or more global securities and, if so, the depositary or its nominee with respect to the series of securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee;

  •
  if principal of or any premium or interest on the series of securities is denominated or payable in a currency or currencies other than the currency of the United States of America, the applicability of the provisions described under "—Defeasance" below; and

  •
  any other terms of the series.

Overview of Remainder of this Description

        The remainder of this description summarizes:

•
Additional Mechanics relevant to the debt securities under normal circumstances, such as how holders transfer ownership and where we make payments;

•
Holders' rights in several Special Situations, such as if we merge with another company or if we want to change a term of the debt securities;

•
Subordination Provisions in the subordinated debt indenture that may prohibit us from making payment on those securities;

•
Our right to release ourselves from all or some of our obligations under the debt securities and the indenture by a process called Defeasance; and

•
Holders' rights if we Default or experience other financial difficulties.

Additional Mechanics

  Form, Exchange and Transfer

        Unless we specify otherwise in the prospectus supplement, the debt securities will be issued:

  •
  only in fully registered form;

  •
  without interest coupons; and

  •
  in denominations that are even multiples of $1,000. (Section 302)

        Holders may have their debt securities exchanged for more debt securities of smaller denominations of not less than $1,000 or exchanged for fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305).

        Holders may exchange or transfer debt securities at the office of the trustee. They may also replace lost, stolen or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. The trustee's agent may require an indemnity before replacing any debt securities. (Sections 305, 306)

        Holders will not be required to pay a service charge to transfer or exchange debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer . The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership. (Section 305, 306)

        If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. However, no designation or rescission relieves the Company of its obligation to maintain an office in each place of payment for securities of any series. (Section 1002)

        If the debt securities are redeemable, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Section 305)

        The rules for an exchange described above apply to an exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the prospectus supplement.

  Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with or on behalf of a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and may be in either temporary or permanent form.

        The related prospectus supplement will describe the specific terms of the depositary arrangement with respect to that series of debt securities. We anticipate that the following provisions will apply to all depositary arrangements.

        Unless otherwise specified in an applicable prospectus supplement, global securities to be deposited with or on behalf of a depositary will be registered in the name of that depositary or its nominee. Upon the issuance of a global security, the depositary for that global security will credit the respective principal amounts of the debt securities represented by such global security to the participants that have accounts with that depositary or its nominee. Ownership of beneficial interests in those global securities will be limited to participants in the depositary or persons that may hold interests through these participants.

        A participant's ownership of beneficial interests in these global securities will be shown on the records maintained by the depositary or its nominee. The transfer of a participant's beneficial interest will only be effected through these records. A person whose ownership of beneficial interests in these global securities is held through a participant will be shown on, and the transfer of that ownership interest within that participant will be effected only through, records maintained by the participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Limits and laws of this nature may impair your ability to transfer beneficial interests in a global security.

        Except as set forth below and in the indenture, owners of beneficial interests in the global security will not be entitled to receive debt securities of the series represented by that global security in definitive form and will not be considered to be the owners or holders of those debt securities under the global security. Because the depositary can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in a global security to pledge such interests to persons or entities that do not participate in the depositary system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. No beneficial owner of an interest in the global security will be able to transfer that interest except in accordance with the depositary's applicable procedures, in addition to those provided for under the applicable indenture and, if applicable, those of Euroclear Bank S.A./N.V., as operator of the Euroclear System, Clearstream International and/or any other relevant clearing system.

        We will make payment of principal of, premium, if any, and any interest on global securities to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global security. None of us, the trustee, any paying agent or the securities registrar for those debt securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. (Sections 307, 308)

        We expect that the depositary for a permanent global security, upon receipt of any payment in respect of a permanent global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        We may at any time and in our sole discretion determine not to have any debt securities represented by one or more global securities. In such event, we will issue debt securities in definitive form in exchange for all of the global securities representing such debt securities. (Section 305)

        If set forth in the applicable prospectus supplement, an owner of a beneficial interest in a global security may, on terms acceptable to us and the depositary, receive debt securities of that series in definitive form. In that event, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of debt securities of the series represented by that global security equal in principal amount to that beneficial interest and to have those debt securities registered in its name. (Section 305)

  Registered and Bearer Securities

        Registered securities may be exchangeable for other debt securities of the same series, registered in the same name, for the same aggregate principal amount in authorized denominations and will be transferable at any time or from time to time at the office of the trustee. The holder will not pay a service charge for any such exchange or transfer except for any tax or governmental charge incidental thereto. (Section 305) If permitted by applicable laws and regulations, the prospectus supplement will describe the terms upon which registered securities may be exchanged for bearer securities of the series. If any bearer securities are issued, any restrictions applicable to the offer, sale or delivery of bearer securities and the terms upon which bearer securities may be exchanged for registered securities of the same series will be described in the prospectus supplement.

  Payment and Paying Agents

        We will pay interest to the person listed in the trustee's records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. Except as otherwise may be stated in the prospectus supplement, the record date will be the last day of the calendar month preceding an interest due date if such interest due date is the fifteenth day of the calendar month and will be the fifteenth day of the calendar month preceding an interest due date if such interest due date is the first day of the calendar month. (Section 307) Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the securities to pro-rate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

        We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee. That office is currently located at 60 Livingston Avenue, St. Paul, MN 55107. Holders must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

        We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee's corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify the trustee of any changes in the paying agents for any particular series of debt securities. (Section 1002)

  Notices

        We and the trustee will send notices regarding the debt securities only to holders, using their addresses as listed in the trustee's records. (Section 106) With respect to who is a legal "holder" for this purpose, see "Legal Ownership and Book-Entry Issuance."

        Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustee or any other paying agent. (Section 1003)

Special Situations

  Mergers and Similar Events

        We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another company or firm. However, when we merge out of existence or sell or lease substantially all of our assets, we may not take any of these actions unless all the following conditions are met:

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  the entity formed by such consolidation or merger may not be organized under a foreign country's laws; that is, it must be organized under the laws of a state of the United States or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities;

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  after giving effect to the transaction, no event of default under the indentures, and no event that, after notice or lapse of time, or both, would become an event of default, will have occurred and be continuing unless the merger or other transactions would cure the default; and

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  we must have delivered certain certificates and opinions to the trustee. (Section 801)

        If the conditions described above are satisfied with respect to any series of debt securities, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate, any transaction in which we sell less than substantially all of our assets and any merger or consolidation in which we are the surviving corporation. (Section 801) It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of our debt securities, however, will have no approval right with respect to any transaction of this type.

  Modification and Waiver of the Debt Securities

        We may modify or amend the indentures without the consent of the holders of any of our outstanding debt securities for various enumerated purposes, including the naming, by a supplemental indenture, of a trustee other than U.S. Bank National Association, for a series of debt securities. We may modify or amend the indentures with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by the modification or amendment. However, no such modification or amendment may, without the consent of the holder of each affected debt security:

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  modify the terms of payment of principal, premium or interest; or

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  reduce the stated percentage of holders of debt securities necessary to modify or amend the indentures or waive our compliance with certain provisions of the indentures and certain defaults thereunder; or

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  modify the subordination provisions of the subordinated debt indenture in a manner adverse to such holders.

  Restrictions on Secured Debt

        The indentures provide that neither we nor certain of our subsidiaries, which are referred to as Restricted Subsidiaries, may incur or otherwise create any new secured debt, which is debt secured by:

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  a lien on certain significant manufacturing facilities (which are referred to in the indentures as Principal Properties); or

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  shares of stock or debt of a Restricted Subsidiary. (Section 1007)

The restriction on creating new secured debt, however, does not apply if the outstanding debt securities are secured equally and ratably with the new secured debt. (Section 1007)

        The restriction on incurring or otherwise creating any new secured debt does not apply to the following ("Permitted Liens"):

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  liens on any Principal Property acquired, constructed or improved by us or any Restricted Subsidiary after the date of the respective indenture (June 5, 1995 in the case of the senior debt indenture or July 10, 2009 in the case of the subordinated debt indenture), which liens are created or assumed contemporaneously with, or within 180 days of, such acquisition, construction or improvement, and which are created to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement;

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  liens on property, shares of capital stock or debt existing at the time of the acquisition of such property, shares of capital stock or debt of a corporation existing at the time such corporation becomes a Restricted Subsidiary;

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  liens in favor of us or any Restricted Subsidiary;

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  liens in favor of the United States of America or any State, or in favor of any department, agency or instrumentality or political division, or in favor of any other country or any political subdivision of a foreign country, the purpose of which is to secure partial, progress, advance or other payments;

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  liens imposed by law, for example mechanics', workmen's, repairmen's or other similar Liens arising in the ordinary course of business;

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  pledges or deposits under workmen's compensation or similar legislation or in certain other circumstances;

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  liens in connection with legal proceedings;

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  liens for taxes or assessments;

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  liens consisting of restrictions on the use of real property that do not interfere materially with the property's use; or

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  any extension, renewal or replacement, in whole or in part, of any lien existing on the date of the respective indenture, or otherwise referred to in the previous bullet points. (Section 1007)

        In addition, we or any Restricted Subsidiary may incur or otherwise create secured debt without equally and ratably securing the debt securities if, when such secured debt is incurred or created, the total amount of all outstanding secured debt (excluding Permitted Liens) plus Attributable Debt (as defined below) relating to sale and lease-back transactions does not exceed 10% of our Consolidated Net Tangible Assets. (Section 1007)

  Restrictions on Sale and Lease-Back Transactions

        The indentures provide that neither we nor any of our Restricted Subsidiaries may enter into any sale and lease-back transaction involving any Principal Property, unless either:

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  we or the Restricted Subsidiary would be entitled to incur debt secured by a Permitted Lien on such property, or

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  within 180 days, we apply to the retirement of our Funded Debt (debt that matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such debt) an amount not less than the greater of

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  the net proceeds of the sale of the Principal Property leased pursuant to the arrangement, or

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  the fair market value of the Principal Property so leased.

        The restriction on sale and lease-back transactions does not apply to the following:

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  a sale and lease-back transaction between us and a Restricted Subsidiary or between Restricted Subsidiaries, or that involves the taking back of a lease for a period of less than three years;

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  if, at the time of the sale and lease-back transaction, after giving effect to the transaction, the total discounted net amount of rent required to be paid during the remaining term of any lease relating to sale and lease-back transactions (other than transactions permitted by the previous bullet point) plus all outstanding secured debt (excluding Permitted Liens) does not exceed 10% of our Consolidated Net Tangible Assets. (Section 1008)

Subordination Provisions

        Contractual provisions in the subordinated debt indenture may prohibit us from making payments on subordinated debt securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture or any supplement thereto to all of our senior indebtedness, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

        Unless otherwise indicated in the applicable prospectus supplement, the subordinated indenture defines the term "senior indebtedness" with respect to each respective series of subordinated debt securities, to mean the principal, premium, if any, and interest on all indebtedness and obligations of, or guaranteed or assumed by Bemis, whether outstanding on the date of the issuance of subordinated debt securities or thereafter created, incurred, assumed or guaranteed and all amendments, modifications, renewals, extensions, deferrals and refundings of any such indebtedness unless the instrument creating such indebtedness or obligations provides that they are subordinated or are not superior in right of payment to the subordinated debt securities. Unless otherwise indicated in the applicable prospectus supplement, notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (A) any obligation of Bemis to any of its subsidiaries, (B) any liability for Federal, state, local or other taxes owed or owing by Bemis or its subsidiaries, (C) any accounts payable or other liability to trade creditors (including guarantees thereof or instruments evidencing such liabilities), or (D) any obligations with respect to any capital stock of Bemis.

        Unless otherwise indicated in the applicable prospectus supplement, Bemis may not pay principal of, premium, if any, or interest on any subordinated debt securities or defease, purchase, redeem or otherwise retire such securities if:

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  a default in the payment of any principal, or premium, if any, or interest on any senior indebtedness, occurs and is continuing or any other amount owing in respect of any senior indebtedness is not paid when due; or

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  any other default occurs with respect to any senior indebtedness and the maturity of such senior indebtedness is accelerated in accordance with its terms, unless and until such default in payment or event of default has been cured or waived and any such acceleration is rescinded or such senior indebtedness has been paid in full in cash.

        If there is any payment or distribution of the assets of Bemis to creditors upon a total or partial liquidation or a total or partial dissolution or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding, holders of all present and future senior indebtedness (which will include interest accruing after, or which would accrue but for, the commencement of any bankruptcy, reorganization, insolvency, receivership or similar proceeding) are entitled to receive payment in full before any payment or distribution, whether in cash, securities or other property, in respect of the subordinated indebtedness. In addition, unless otherwise indicated in the applicable prospectus supplement, in any such event, payments or distributions which would otherwise be made on subordinated debt securities will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the senior indebtedness is paid in full.

        After payment in full of all present and future senior indebtedness, holders of subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the subordinated debt securities are paid in full. The subordinated debt indenture provides that the foregoing subordination provisions may not be changed in a manner which would be adverse to the holders of senior indebtedness without the consent of the holders of such senior indebtedness.

        The prospectus supplement delivered in connection with the offering of a series of subordinated debt securities will set forth a more detailed description of the subordination provisions applicable to any such debt securities.

        If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.

        Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

Defeasance

        The indentures permit us to be discharged from our obligations under the respective indentures and United States of America dollar-denominated debt securities if we comply with the following procedures. This discharge from our obligations is referred to in this prospectus as defeasance. (Section 403)

        Unless the applicable prospectus supplement states otherwise, if we deposit with the trustee sufficient cash and/or U.S. government securities to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity of that series of debt securities, then from and after the ninety-first day following such deposit:

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  we will be deemed to have paid and discharged the entire indebtedness on the debt securities of that series, and

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  our obligations under the indentures with respect to the debt securities of that series will cease to be in effect. (Section 403)

        Following defeasance, holders of the applicable debt securities would be able to look only to the defeasance trust for payment of principal and premium, if any, and interest, if any, on their debt securities.

        Defeasance may be treated as a taxable exchange for U.S. federal income tax purposes of the related debt securities for obligations of the trust or a direct interest in the money or U.S. government securities held in the trust. In that case, holders of debt securities would recognize taxable gain or loss as if the trust obligations or the money or U.S. government securities held in the trust, as the case may be, had actually been received by the holders in exchange for their debt securities. Holders thereafter might be required to include as income a different amount of income than in the absence of defeasance. We urge prospective investors to consult their own tax advisors as to the specific tax consequences of defeasance.

Events of Default

        The indentures provide holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities. You should review these provisions carefully in order to understand what constitutes an event of default under the indenture.

        Unless stated otherwise in the prospectus supplement, an event of default with respect to any series of debt securities under the indentures includes:

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  a default in the payment of the principal of, or premium, if any, on any debt security of such series at its maturity;

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  a default in making a sinking fund payment, if any, on any debt security of such series when due and payable;

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  a default for 30 days in the payment of any installment of interest on any debt security of such series;

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  a default for 60 days after written notice in the observance or performance of any other covenant in the respective indenture;

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  certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for us or our property; or

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  any other event of default provided in or pursuant to the applicable resolution of our Board of Directors or supplemental indenture under which such series of debt securities is issued. (Section 501)

        The trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series, except in the payment of principal, premium or interest or in the payment of any sinking fund installment or analogous obligation, if it considers such withholding of notice in the interest of such holders. (Section 602)

        If an event of default with respect to any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series may declare the principal of all the debt securities of such series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration. (Section 502)

        The indentures contain a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any right or power under the respective indenture at the request of any such holders. (Section 603) The indentures provide that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee, with respect to the debt securities of such series. (Section 512) The right of a holder to institute a proceeding with respect to the respective indenture is subject to certain conditions precedent, including notice and indemnity to the trustee. However, the holder has an absolute right to the receipt of principal of, premium, if any, and interest, if any, on the debt securities of any series on the respective stated maturities, as defined in the respective indenture, and to institute suit for the enforcement of these rights. (Sections 507, 508)

        The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past defaults. Each holder of a debt security affected by a default must consent to a waiver of:

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  a default in payment of the principal of, or premium, if any, or interest, if any, on any debt security of such series;

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  a default in respect of a covenant or provision of the respective indenture that cannot be amended or modified without the consent of the holder of each outstanding debt security affected. (Section 513)

        We will furnish to the trustee annual statements as to the fulfillment of our obligations under each respective indenture. (Section 704)

Our Relationship with the Trustee

        Affiliates of U.S. Bank National Association, the current trustee under the indentures, may provide banking and corporate trust services to us and extend credit to us and many of our subsidiaries worldwide. The trustee may act as a depository of our funds and hold our common shares for the benefit of its customers, including customers over whose accounts the trustee has discretionary authority. If a bank or trust company other than U.S. Bank National Association is to act as trustee for a series of senior or subordinated debt securities, the applicable prospectus supplement will provide information concerning that other trustee.

DESCRIPTION OF UNITS WE MAY OFFER

        References to "Bemis," "us," "we" or "our" in this section mean Bemis Company, Inc., and do not include the consolidated subsidiaries of Bemis Company, Inc.

        We may issue units consisting of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        The applicable prospectus supplement may describe:

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  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provisions for the issuance, payment, settlement, transfer or exchange of the units, any unit agreement governing the units or of the securities comprising the units; and

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  whether the units will be issued in fully registered or global form.

        The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement do not purport to be complete and are subject to and qualified in their entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

        In this section, references to "holders" mean those who own shares of preferred stock depositary shares discussed in the next section, registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. When we refer to "you" in this section, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. Owners of beneficial interests in shares of preferred stock or depositary shares should read the section below entitled "Legal Ownership and Book-Entry Issuance."

General

        We may issue preferred stock in one or more series. We may also "reopen" a previously issued series of preferred stock and issue additional preferred stock of that series. In addition, we may issue preferred stock together with other preferred stock, debt securities and common stock in the form of units as described above under "Description of Units We May Offer." This section summarizes terms of the preferred stock that apply generally to all series. The description of most of the financial and other specific terms of your series will be in your prospectus supplement. Those terms may vary from the terms described here.

        Because this section is a summary, it does not describe every aspect of the preferred stock and any related depositary shares. As you read this section, please remember that the specific terms of your series of preferred stock and any related depositary shares as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preferred stock or any related depositary shares.

        Reference to a series of preferred stock means all of the shares of preferred stock issued as part of the same series under a certificate of designation, preferences and rights forming part of our restated articles of incorporation. Reference to your prospectus supplement means the prospectus supplement describing the specific terms of the preferred stock and any related depositary shares you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

        Our authorized capital stock includes 2,000,000 shares of preferred stock, par value $1.00 per share. The preferred stock will be governed by Missouri law. We do not have any preferred stock outstanding as of the date of this prospectus. The prospectus supplement with respect to any offered preferred stock will describe any preferred stock that may be outstanding as of the date of the prospectus supplement.

  Preferred Stock Issued in Separate Series

        The authorized but unissued shares of preferred stock are available for issuance from time to time at the discretion of our board of directors without the need for shareholder approval. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the designations, the powers, preferences and rights and the qualifications, limitations and restrictions of the series, including:

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  dividend rights;

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  conversion or exchange rights;

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  voting rights;

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  redemption rights and terms;

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  liquidation preferences;

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  sinking fund provisions;

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  the serial designation of the series; and

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  the number of shares constituting the series.

        In addition, as described below under "—Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares," we may, at our option, instead of offering whole individual shares of any series of preferred stock, offer fractional shares of such series. In connection with the offering of fractional shares, we may offer depositary shares evidenced by depositary receipts, each representing a fraction of a share or some multiple of shares of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share or multiple of shares of preferred stock which each depositary share represents will be stated in the prospectus supplement relating to any series of preferred stock offered through depositary shares.

        The rights of holders of preferred stock may be adversely affected by the rights of holders of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing for acquisitions and issuances to officers, directors and employees under their respective benefit plans. Our issuance of shares of preferred stock may have the effect of discouraging or making more difficult an acquisition.

        Preferred stock will be fully paid and nonassessable when issued, which means that our holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Unless otherwise provided in your prospectus supplement, holders of preferred stock will not have preemptive or subscription rights to acquire more stock of Bemis.

        The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to that series.

  Form of Preferred Stock and Depositary Shares

        We may issue preferred stock in book-entry form. Preferred stock in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the shares of preferred stock represented by the global security. Those who own beneficial interests in shares of preferred stock will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. However, beneficial owners of any preferred stock in book-entry form will have the right to obtain their shares in non-global form. We describe book-entry securities below under "Legal Ownership and Book-Entry Issuance." All preferred stock will be issued in registered form.

        We will issue depositary shares in book-entry form, to the same extent as we describe above for preferred stock. All depositary shares will be issued in registered form.

Overview of Remainder of this Description

        The remainder of this description summarizes:

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Preferred Shareholders' Rights relative to common shareholders, such as the right of preferred shareholders to receive dividends and amounts on our liquidation, dissolution or winding-up before any such amounts may be paid to our common shareholders;

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Our ability to issue Fractional or Multiple Shares of Preferred Stock in the Form of Depositary Shares; and

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Various provisions of the Deposit Agreement, including how distributions are made, how holders vote their depositary shares and how we may amend the Deposit Agreement.

Preferred Shareholders' Rights

  Rank

        Shares of each series of preferred stock will rank senior to our common stock with respect to dividends and distributions of assets. However, we will generally be able to pay dividends and distributions of assets to holders of our preferred stock only if we have satisfied our obligations on our indebtedness then due and payable.

  Dividends

        Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends for each series of preferred stock will be stated in your prospectus supplement. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock will be cumulative, as set forth in the prospectus supplement.

  Redemption

        If specified in your prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder's, and may be redeemed mandatorily.

        Any restriction on the repurchase or redemption by us of our preferred stock while there is an arrearage in the payment of dividends will be described in your prospectus supplement.

        Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

        Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares, including voting rights, will terminate except for the right to receive the redemption price.

  Conversion or Exchange Rights

        Our prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of preferred stock or other securities or debt or equity securities of third parties.

  Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of Bemis, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in your prospectus supplement, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other parity securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other parity securities will share in any distribution of our available assets on a ratable basis in proportion to the full liquidation preferences of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference and accrued and unpaid dividends.

  Voting Rights

        The holders of preferred stock of each series will have no voting rights, except:

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  as stated in the prospectus supplement and in the certificate of designation, preferences and rights establishing the series; or

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  as required by applicable law.

Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares

        We may choose to offer fractional shares or some multiple of shares of our preferred stock, rather than whole individual shares. If we decide to do so, we may issue the preferred stock in the form of depositary shares. Each depositary share would represent a fraction or multiple of a share of the preferred stock and would be evidenced by a depositary receipt.

DEPOSIT AGREEMENT

        We will deposit the shares of preferred stock to be represented by depositary shares under a deposit agreement. The parties to the deposit agreement will be:

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  Bemis;

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  a bank or other financial institution selected by us and named in the prospectus supplement, as preferred stock depositary; and

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  the holders from time to time of depositary receipts issued under that deposit agreement.

        Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including, where applicable, dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock. A depositary receipt may evidence any number of whole depositary shares.

        We will file the deposit agreement, including the form of depositary receipt, with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a current report on Form 8-K. See "Where You Can Find More Information" below for information on how to obtain a copy of the form of deposit agreement.

  Dividends and Other Distributions

        The preferred stock depositary will distribute any cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of depositary shares owned by the holders. The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they own.

        The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.

  Redemption of Preferred Stock

        If we redeem preferred stock represented by depositary shares, the preferred stock depositary will redeem the depositary shares from the proceeds it receives from the redemption. The preferred stock depositary will redeem the depositary shares at a price per share equal to the applicable fraction or multiple of the redemption price per share of preferred stock. Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the redeemed shares of preferred stock. If fewer than all the depositary shares are to be redeemed, the preferred stock depositary will select the depositary shares to be redeemed by lot or ratably or by any other equitable method it chooses.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of those shares will cease, including voting rights, except the right to receive the amount payable and any other property to which the holders were entitled upon the redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that we deposit with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.

  Withdrawal of Preferred Stock

        Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock, but holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary receipts for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

  Voting Deposited Preferred Stock

        When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder's depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. If the preferred stock depositary does not receive specific instructions from the holders of any depositary shares representing a series of preferred stock, the preferred stock depositary will vote all shares of that series in proportion to the instructions received.

  Conversion of Preferred Stock

        If our prospectus supplement relating to the depositary shares says that the deposited preferred stock is convertible into or exercisable or exchangeable for common stock, preferred stock of another series or other securities, or debt or equity securities of one or more third parties, our depositary shares, as such, will not be convertible into or exercisable or exchangeable for any securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the preferred stock depositary with written instructions to instruct us to cause conversion, exercise or exchange of our preferred stock represented by the depositary shares into or for whole shares of common stock or shares of another series of preferred stock, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, exercise or exchange, we will cause the conversion, exercise or exchange using the same procedures as those provided for conversion, exercise or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted, exercised or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted, exercised or exchanged.

  Amendment and Termination of the Deposit Agreement

        We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the preferred stock depositary.

        However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless the holders of at least a majority of the affected depositary shares then outstanding approve the amendment. We will make no amendment that impairs the right of any holder of depositary shares, as described above under "—Withdrawal of Preferred Stock," to receive shares of the related series of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended deposit agreement.

        The deposit agreement will automatically terminate if:

  •
  all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable; or

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  a final distribution in respect of our preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Bemis.

        We may terminate the deposit agreement at any time, and the preferred stock depositary will give notice of that termination to the recordholders of all outstanding depositary receipts not less than 30 days before the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipt evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.

  Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

        We will pay the fees, charges and expenses of our preferred stock depositary provided in the deposit agreement. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

  Resignation and Removal of Depositary

        The preferred stock depositary may resign at any time by giving us notice, and we may remove or replace the preferred stock depositary at any time.

  Reports to Holders

        We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary, who will forward those reports and communications to the holders of depositary shares.

  Limitation on Liability of the Preferred Stock Depositary

        The preferred stock depositary will not be liable if we are prevented or delayed by law or any circumstances beyond our control in performing our obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of its duties under the agreement, and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory and reasonable protection from expenses and liability is furnished. This is called an indemnity. The preferred stock depositary may rely upon written advice of counsel or accountants, upon information provided by holders of depositary receipts or other persons believed to be competent and upon documents believed to be genuine.

 DESCRIPTION OF COMMON STOCK WE MAY OFFER

        Our authorized capital stock includes 500,000,000 shares of common stock. As of June 30, 2009, there were 99,933,360 shares of common stock outstanding.

General

        All of the outstanding shares of our common stock are fully paid and nonassessable. Subject to the rights of the holders of shares of preferred stock that may be issued and outstanding, none of which are currently outstanding, the holders of common stock are entitled to receive:

  •
  dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends; and

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  in the event of dissolution of Bemis, to share ratably in all assets remaining after payment of liabilities and satisfaction of the liquidation preferences, if any, of then outstanding shares of preferred stock, as provided in our restated articles of incorporation.

        Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote at a shareholders meeting, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any additional shares of common stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to the common stock. Additional authorized shares of common stock may be issued without shareholder approval. Bemis common stock is traded on the New York Stock Exchange under the trading symbol "BMS." The transfer agent for the common stock is Wells Fargo Bank, N.A. Its address is 161 North Concord Exchange, South Saint Paul, MN 55075.

Missouri Statutory Provisions

        Missouri law contains certain provisions which may have an anti-takeover effect and otherwise discourage third parties from effecting transactions with us, including control share acquisition and business combination statutes.

  Business Combination Statute

        Missouri law contains a "business combination statute" which restricts certain "business combinations" between us and an "interested shareholder," or affiliates of the interested shareholder, for a period of five years after the date of the transaction in which the person becomes an interested shareholder, unless either such transaction or the interested shareholder's acquisition of stock is approved by our board on or before the date the interested shareholder obtains such status.

        The statute provides that, after the expiration of such five-year period, business combinations are prohibited unless:

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  either such transaction or the interested shareholder's acquisition of stock is approved by our board on or before the date the interested shareholder obtains such status;

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  the holders of a majority of the outstanding voting stock, other than the stock owned by the interested shareholder, approve the business combination; or

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  the business combination satisfies certain detailed fairness and procedural requirements.

        A "business combination" for this purpose includes a merger or consolidation, some sales, leases, exchanges, pledges and similar dispositions of corporate assets or stock and any reclassifications or recapitalizations that increase the proportionate voting power of the interested shareholder. An "interested shareholder" for this purpose generally means any person who, together with his or her affiliates and associates, owns or controls 20% or more of the outstanding shares of the corporation's voting stock.

        A Missouri corporation may opt out of coverage by the business combination statute by including a provision to that effect in its governing corporate documents. We have not done so.

        The business combination statute may make it more difficult for a 20% beneficial owner to effect other transactions with us and may encourage persons that seek to acquire us to negotiate with our board prior to acquiring a 20% interest. It is possible that such a provision could make it more difficult to accomplish a transaction which shareholders may otherwise deem to be in their best interests.

  Control Share Acquisition Statute

        Missouri also has a "control share acquisition statute." This statute may limit the rights of a shareholder to vote some or all of his shares. A shareholder whose acquisition of shares results in that shareholder having voting power, when added to the shares previously held by him, to exercise or direct the exercise of more than a specified percentage of our outstanding stock (beginning at 20%), will lose the right to vote some or all of his shares in excess of such percentage unless the shareholders approve the acquisition of such shares.

        In order for the shareholders to grant approval, the acquiring shareholder must meet certain disclosure requirements specified in the statute. In addition, a majority of the outstanding voting shares, as determined before the acquisition, must approve the acquisition. Furthermore, a majority of the outstanding voting shares, as determined after the acquisition, but excluding shares held by (i) the acquiring shareholder, (ii) employee directors or (iii) officers appointed by the board of directors, must approve the acquisition. If the acquisition is approved, the statute grants certain rights to dissenting shareholders.

        Not all acquisitions of shares constitute control share acquisitions. The following acquisitions generally do not constitute control share acquisitions:

  •
  good faith gifts;

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  transfers in accordance with wills or the laws of descent and distribution;

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  purchases made in connection with an issuance by us;

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  purchases by any compensation or benefit plan;

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  the conversion of debt securities;

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  purchases from holders of shares representing two-thirds of our voting power; provided such holders act simultaneously;

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  satisfaction of a pledge or other security interest created in good faith;

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  mergers involving us which satisfy the other requirements of the General and Business Corporation Law of Missouri;

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  transactions with a person who owned a majority of our voting power within the prior year; or

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  purchases from a person who previously satisfied the requirements of the control share statute, so long as the acquiring person does not have voting power after the ownership in a different ownership range than the selling shareholder prior to the sale.

        A Missouri corporation may opt out of coverage by the control share acquisition statute by including a provision to that effect in its governing corporate documents. We have not opted out of the control share acquisition statute.

  Take-Over Bid Disclosure Statute

        Missouri's "take-over bid disclosure statute" requires that, under some circumstances, before making a tender offer that would result in the offeror acquiring control of us, the offeror must file certain disclosure materials with the Commissioner of the Missouri Department of Securities.

  Supermajority Voting Requirement for Certain Business Transactions

        In addition to the business combination and control share acquisition statutes described above, Missouri law also requires us to obtain the approval of holders of at least two-thirds of our outstanding voting shares before we can undertake certain business transactions, including certain mergers or consolidations or the sale of all or substantially all of our assets.

Certain Charter Provisions

  Business Combination Provisions in Restated Articles of Incorporation

        Certain business combinations involving Bemis and interested shareholders require the affirmative vote of the holders of 80% of the outstanding shares of our capital stock unless (i) a majority of the continuing directors (as defined in our restated articles of incorporation) have approved the proposed business combination, or (ii) various conditions intended to ensure the adequacy of the consideration offered by the party seeking the combination are satisfied.

  Blank Check Preferred Stock

        As described above under "Description of Preferred Stock We May Offer—General—Preferred Stock Issued in Separate Series", our restated articles of incorporation permit our board of directors to issue preferred stock without the need for shareholder approval. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the designations, the powers, preferences and rights and the qualifications, limitations and restrictions of the series. As a result, the impact of any future issuance of preferred stock on holders of our common stock cannot be known.

        Each of these provisions could delay, deter or prevent a merger, consolidation, tender offer, or other business combination or change of control involving the Company that some or a majority of our shareholders might consider to be in their best interests.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

        In this section, we describe special considerations that will apply to securities issued in global—i.e., book-entry—form. First we describe the difference between legal ownership and indirect ownership of securities. Then we describe special provisions that apply to securities.

Who is the Legal Owner of a Registered Security?

        Each debt security, unit, share of preferred or common stock in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing such securities. We refer to those who have securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

  Book-Entry Owners

        Unless otherwise noted in your prospectus supplement, we will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Under each indenture, unit agreement or depositary agreement, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

  Street Name Owners

        We may terminate an existing global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customary agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

  Legal Holders

        Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any unit agents and any other third parties employed by us or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—for example, to amend the indenture for a series of debt or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

        When we refer to "you" in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to "your securities" in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

  Special Considerations for Indirect Owners

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

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  how it handles securities payments and notices;

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  whether it imposes fees or charges;

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  whether and how you can instruct it to exercise any rights to exchange or convert a security for or into other property;

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  how it would handle a request for the holders' consent, if ever required;

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  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

What is a Global Security?

        Unless otherwise noted in the applicable pricing supplement, we will issue each security in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the "depositary" for that security. A security will usually have only one depositary but it may have more. Each series of securities will have one or more of the following as the depositaries:

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  The Depository Trust Company, New York, New York, which is known as "DTC;"

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  Euroclear System, which is known as "Euroclear;"

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  Clearstream Banking, société anonyme, Luxembourg, which is known as "Clearstream;" and

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  any other clearing system or financial institution named in the prospectus supplement.

        The depositaries named above may also be participants in one another's systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

        A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. This kind of global security is called a master global security.

        A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "—Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under "—Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated." If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

  Special Considerations for Global Securities

        As an indirect owner, an investor's rights relating to a global security will be governed by the account rules of the depositary and those of the investor's bank, broker, financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

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  An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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  An investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under "—Who Is the Legal Owner of a Registered Security?";

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  An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

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  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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  The depositary's policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor's interest in a global security, and those policies may change from time to time. We, the trustee and any unit agents will have no responsibility for any aspect of the depositary's policies, actions or records of ownership interests in a global security. We, the trustee and any unit agents also do not supervise the depositary in any way;

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  The depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your bank, broker or other financial institution may require you to do so as well; and

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  Financial institutions that participate in the depositary's book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, may require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

  Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

        If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner's bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

        In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under "—Who Is the Legal Owner of a Registered Security?"

        The special situations for termination of a global security are as follows:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

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  if we notify the trustee or unit agent, as applicable, that we wish to terminate that global security; or

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  in the case of a global security representing debt securities issued under an indenture, if an event of default has occurred with regard to these debt securities and has not been cured or waived.

        If a global security is terminated, only the depositary, and not we, the trustee for any debt securities or the unit agent for any units, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to DTC

        DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the

Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in DTC participants' accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

        Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC's records. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

        Redemption notices will be sent to DTC. If less than all of the securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

        In instances in which a vote is required, neither DTC nor its nominee, Cede & Co. (or any other DTC nominee), will itself consent or vote with respect to the securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

        Distribution payments on the securities will be made by the relevant trustee to DTC or its nominee. We understand that DTC's usual practice is to credit direct participants' account upon DTC's receipt of funds and corresponding detail information, on the payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the relevant trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Considerations Relating to Euroclear and Clearstream

        Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

        Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

        As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

        Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities, Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC's rules and procedures.

  Special Timing Considerations Relating to Transactions in Euroclear and Clearstream

        Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other financial institutions are open for business in the United States.

        In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

CONSIDERATIONS RELATING TO SECURITIES ISSUED IN BEARER FORM

        If we issue securities in bearer, rather than registered, form, the applicable prospectus supplement will describe all of the special terms and provisions of debt securities in bearer form and will address the special U.S. Federal income tax consequences of the ownership and disposition of such debt securities (including any requirements and restrictions imposed by United States federal tax laws), and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to debt securities in registered form, and will summarize provisions of the applicable indenture (or supplemental indenture) that relate specifically to bearer debt securities.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

        We may sell securities:

  •
  to or through underwriting syndicates represented by managing underwriters;

  •
  through one or more underwriters without a syndicate for them to offer and sell to the public;

  •
  through dealers or agents; and

  •
  to investors directly in negotiated sales or in competitively bid transactions.

        In addition, selling security holders may sell securities under this prospectus in any of the ways listed above.

        Any underwriter, agent or dealer involved in the offer and sale of any series of the securities will be named in the prospectus supplement. One or more of our subsidiaries may act as an underwriter or agent.

        The prospectus supplement for each series of securities will describe:

  •
  the terms of the offering of these securities, including the name of the agent or the name or names of any underwriters;

  •
  the public offering or purchase price;

  •
  any discounts and commissions to be allowed or paid to the agent or underwriters and all other items constituting underwriting compensation;

  •
  any discounts and commissions to be allowed or paid to dealers; and

  •
  other specific terms of the particular offering or sale.

        Only the agents or underwriters named in a prospectus supplement are agents or underwriters in connection with the securities being offered by that prospectus supplement.

        Underwriters, agents and dealers may be entitled, under agreements with us and/or our subsidiaries, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933 and/or to contribution by us and/or our subsidiaries with respect to payments that the agents, dealers or underwriters may be required to make with respect to such liabilities.

        If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters to whom securities are sold by us for public offering and sale are obliged to purchase all of those particular securities if any are purchased. This obligation is subject to certain conditions and may be modified in the prospectus supplement.

        If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities.

        Underwriters, dealers or agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

Matters Relating to Initial Offering and Market-Making Resales

        Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may not list a particular series of securities on a securities exchange or quotation system. Any underwriters to whom we sell securities for public offering may make a market in those securities. However, no such underwriter that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

        Unless otherwise indicated in your prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

        In this prospectus, the term "this offering" means the initial offering of the securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

VALIDITY OF THE SECURITIES

        The validity of the securities will be passed upon: (i) for us by James J. Seifert, Esq., our Vice President, General Counsel and Secretary; and (ii) for any underwriters or agents by counsel named in your prospectus supplement. Mr. Seifert owns, or has the right to acquire, 147,935 shares of our common stock.

EXPERTS

        The audited consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Current Report on Form 8-K dated July 20, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

        The audited historical combined financial statements of the Alcan Packaging Food Americas business of Rio Tinto and the audited historical combined financial statements of Alcan Packaging—Food Americas, a component of Alcan Inc., included in Bemis Company, Inc.'s Current Report on Form 8-K dated July 20, 2009 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at l-800-SEC-0330 for further information on the public reference room. Our SEC filings, including the registration statement and the exhibits and schedules thereto are also available to the public from the SEC's website at http://www.sec.gov. You can also access our SEC filings through our website at www.bemis.com. Except as expressly set forth below, we are not incorporating by reference the contents of the SEC website or our website into this prospectus.

        The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus.

        Information that we file later with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. We incorporate by reference into this prospectus the following documents:

          (a)   Annual Report on Form 10-K for the year ended December 31, 2008 ("2008 10-K"), filed on February 27, 2009 (including our 2008 Annual Report to Shareholders and our 2009 Proxy Statement to the extent incorporated by reference therein).

          (b)   Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 11, 2009.

          (c)   Our Current Reports on Form 8-K, filed on July 9, 2009 and July 20, 2009.

          (d)   All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before the termination of this offering.

        Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

        You may request a copy of these filings and any exhibit incorporated by reference in these filings at no cost, by writing or telephoning us at the following address or number:

Bemis Company, Inc.
One Neenah Center, 4th Floor
P.O. Box 669
Neenah, Wisconsin 54947
(920) 727-4100
Attention: Secretary

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

Amount to be paid
Registration fee	*
Legal fees and expenses**	$200,000
Trustee fees and expenses**	25,000
Accounting fees and expenses**	200,000
Printing fees**	60,000
Rating agency fees**	800,000
Miscellaneous**	25,000

Total**	$1,310,000

    *
    Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended.

    **
    Estimated pursuant to instruction to Item 511 of Regulation S-K.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under Missouri law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of that person's service as a director, officer, employee or agent of the corporation, or that person's service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by that person ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred, in connection with the defense or settlement of such action, provided that the person to be indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the conduct was unlawful. Although Missouri law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that the person to be indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the court in which the action was brought determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The General and Business Corporation Law of the State of Missouri also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful on the merits in any proceeding covered by the statute. Missouri law allows for the advancement of expenses pursuant to authorization by the board of directors in certain cases. Missouri law also allows a corporation to give further indemnity in its articles of incorporation, bylaws or by agreement of the Shareholders, provided such further indemnity does not indemnify a person for conduct finally adjudged to have been knowingly fraudulent, deliberately dishonest or a product of willful misconduct. In addition, the General Business and Corporation Law of the State of Missouri provides that indemnification provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation, the bylaws, any agreement or vote of shareholders or disinterested directors, or otherwise.

        Article V of the Bylaws of the Registrant requires indemnification of the directors and officers of the Registrant or its subsidiaries provided the person to be indemnified acted in good faith and in a manner reasonably believed to be in the best interests of the Company, and, in addition, in any criminal action, had no reason to believe the conduct was unlawful. Article V of the Bylaws prohibits indemnification to which the director or officer is otherwise entitled, however, for: (1) amounts payable to the Registrant for the director or officer having gained personal profit or advantage to which he or she was not legally entitled; (2) amounts payable to the Registrant for an accounting of profits made from the purchase or sale of the Company's securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended; or (3) matters as to which indemnification would violate applicable state or federal law, whether as a matter of public policy or statutory provision. The Registrant maintains insurance coverage relating to certain liabilities of its directors and officers.

ITEM 16.    EXHIBITS

        The following Exhibits are filed as part of this Registration Statement:

1	Form of Underwriting Agreement (to be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities).
4(a)
Indenture dated as of June 15, 1995 between the Registrant and U.S. Bank National Association (formerly known as First Trust National Association), as Trustee (incorporated by reference to Exhibit 4(a) to Registration Statement No. 33-60253, filed with the SEC on June 15, 1995).
4(b)	Subordinated Debt Indenture dated as of July 10, 2009 between the Registrant and U.S. Bank National Association, as Trustee.
4(c)	Form of Senior Note (incorporated by reference to and included in Exhibit 4(a) to Registration Statement No. 33-60253, filed with the SEC on June 15, 1995).
4(d)	Form of Subordinated Note (incorporated by reference to and included in Exhibit 4(b) to this Registration Statement).
4(e)	Form of Unit Agreement (to be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities)
4(f)	Form of Deposit Agreement (to be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities)
5	Opinion of General Counsel of the Registrant.
12	Computation of ratio of earnings to fixed charges.
23(a)	Consent of General Counsel of the Registrant (included as part of Exhibit 5).
23(b)	Consent of PricewaterhouseCoopers LLP.
23(c)	Consent of PricewaterhouseCoopers LLP.
24	Powers of Attorney.

25	Form T-1, Statement of Eligibility and Qualification of U.S. Bank National Association, as Trustee under the senior debt indenture and subordinated debt indenture

ITEM 17.    UNDERTAKINGS

(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neenah, State of Wisconsin, on July 20, 2009.

BEMIS COMPANY, INC.
/s/ JAMES J. SEIFERT
By:	James J. Seifert
Its:	Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on July 20, 2009 by the following persons in the capacities indicated.

/s/ HENRY J. THEISEN Henry J. Theisen	President and Chief Executive Officer (Principal Executive Officer)
/s/ GENE C. WULF Gene C. Wulf	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ STANLEY A. JAFFY Stanley A. Jaffy	Vice President and Controller (Principal Accounting Officer)
Edward N. Perry
William J. Scholle
Timothy M. Manganello
Philip G. Weaver
Henry J. Theisen
Jeffrey H. Curler
Roger D. O'Shaughnessy	A majority of the Board of Directors*
David S. Haffner
Holly Van Deursen
William J. Bolton
Barbara L. Johnson
Paul S. Peercy
Gene C. Wulf

James J. Seifert, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by the directors named and filed with the Securities and Exchange Commission on behalf of such directors.

/s/ James J. Seifert Attorney in Fact

EXHIBIT INDEX

Exhibit Number	Document Description	Form of Filing
1	Form of Underwriting Agreement (to be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities)	Incorporated by Reference
4(a)
	Indenture dated as of June 15, 1995 between the Registrant and U.S. Bank National Association (formerly known as First Trust National Association), as Trustee (incorporated by reference to Exhibit 4(a) to Registration Statement No. 33-60253, filed with the SEC on June 15, 1995)	Incorporated by Reference
4(b)	Subordinated Debt Indenture dated as of July 10, 2009 between the Registrant and U.S. Bank National Association, as Trustee.	Electronic Transmission
4(c)	Form of Senior Note (incorporated by reference to and included in Exhibit 4(a) to Registration Statement No. 33-60253, filed with the SEC on June 15, 1995).	Incorporated by Reference
4(d)	Form of Subordinated Note (incorporated by reference to and included in Exhibit 4(b) to this Registration Statement).	Incorporated by Reference
4(e)	Form of Unit Agreement (to be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities)	Incorporated by Reference
4(f)	Form of Deposit Agreement (to be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities)	Incorporated by Reference
5	Opinion of General Counsel of the Registrant	Electronic Transmission
12	Computation of ratio of earnings to fixed charges	Electronic Transmission
23(a)	Consent of General Counsel of the Registrant (included as part of Exhibit 5)	Electronic Transmission
23(b)	Consent of PricewaterhouseCoopers LLP	Electronic Transmission
23(c)	Consent of PricewaterhouseCoopers LLP	Electronic Transmission
24	Powers of Attorney	Electronic Transmission
25	Form T-1, Statement of Eligibility and Qualification of U.S. Bank National Association, as Trustee under the senior debt indenture and subordinated debt indenture	Electronic Transmission